As filed with the Securities and Exchange Commission on November 7, 1994
                                             Registration No. 33-
==============================================================================

                    SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C.  20549
                                 --------

                                 FORM S-8

                          REGISTRATION STATEMENT
                                  UNDER
                        THE SECURITIES ACT OF 1933

                                 --------


                             FORUM GROUP, INC.
      Indiana         8900 Keystone Crossing, Suite 200            61-0703072
     (State of        Indianapolis, Indiana  46240-0498       (I.R.S. Employer
   Incorporation)             (317) 846-0700                Identification No.)


                 FORUM GROUP, INC. EQUITY INCENTIVE PLAN

                            ------------------

                           JOHN H. SHARPE, Esq.
                        Vice President, Secretary
                           and General Counsel
                            Forum Group, Inc.
                    8900 Keystone Crossing, Suite 200
                    Indianapolis, Indiana  46240-0498
                              (317) 846-0700
                           (Agent for Service)

                             With copies to:

                         ROBERT A. PROFUSEK, Esq.
                        Jones, Day, Reavis & Pogue
                           599 Lexington Avenue
                        New York, New York  10022
                              (212) 326-3939
                            ------------------

                     CALCULATION OF REGISTRATION FEE
==============================================================================
                     |            | Proposed  |  Proposed   |
                     | Proposed   | Maximum   |  Maximum    |  Amount of
                     | Amount     | Offering  |  Aggregate  |  Registration
Title of Securities  | to be      | Price     |  Offering   |  Fee
to Be Registered     | Registered | Per Share |  Price      |
- ---------------------+------------+-----------+-------------+-----------------
Common Stock, without| 2,250,000  | $6.625    |$14,906,250  | $5,140.12
par value            | shares     |    (1)    |     (1)     |
==============================================================================

(1) Estimated solely for the purpose of computing the registration fee in accordance with Rule 457(h)(1).

                               Page 1 of 59
                     Exhibit Index Appears on Page 7                        1

                              PART II

Item 3.  Incorporation of Documents by Reference

 The following documents (or, as applicable, the portions thereof specified below) filed by Forum Group, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated by reference, as of their respective dates, into this Registration Statement:

  (a) The Company's Annual Report on Form 10-K (the "Form 10-K") for the fiscal year ended March 31, 1994, filed pursuant to Section
13(a) of the Securities Exchange Act of 1934, as amended (the
"Exchange Act"), as amended by the Form 10-K/A-1 filed by the Company on July 29, 1994; and

  (b) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1994, and all other reports, if any, filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year ended March 31, 1994; and

  (c) The description of the Common Stock contained in the Company's Registration Statement filed pursuant to Section 12 of the Exchange Act, and all amendments and reports, if any, filed by the Company for purposes of updating that description.

In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all such securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 6.  Indemnification of Directors and Officers

  The Indiana Business Corporation Law (the "IBCL") authorizes a corporation to indemnify its directors, officers, employees and agents against expenses in certain proceedings provided the indemnified person (i) acted in good faith, (ii) reasonably believes, if acting in an official capacity, that his or her conduct was in the best interest of the corporation or, in all other cases, that his or her conduct was at least not opposed to the best interest of the corporation, and (iii) in the case of criminal proceedings, had reasonable cause to believe that his or her conduct was lawful or had no reasonable cause to believe that his or her
conduct was unlawful.   The IBCL provides that a corporation must
indemnify its directors, officers, employees and agents who are wholly successful, on the merits or otherwise, against expenses in the defense of such proceedings. The IBCL provides, however, that this indemnification is not exclusive of any other indemnification rights provided by the articles of incorporation, by-laws, resolution or other authorization adopted by a majority vote of the voting shares then issued and outstanding.

  Under the IBCL, a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against the liability under the provisions of the IBCL. The Company has purchased such insurance.

  Under the Company's Amended and Restated Articles of Incorporation (the "Amended and Restated Articles of Incorporation"), each person who is or was or had agreed to become a director or officer of the Company, and each such person who is or was serving or had agreed to serve at the request of the Board of Directors of the Company or an officer of the Company as an employee or agent of the Company or as a director, officer, employee or agent of another enterprise, will be indemnified by the Company to the full extent permitted by the IBCL or any other applicable law and will be entitled to advancement of expenses in connection therewith. Such right of indemnification and of advancement of expenses (i) is not exclusive of any other rights to which any person seeking indemnification or advancement of expenses under the Amended and Restated Articles

                                  2                                         2
of Incorporation may otherwise be entitled, including without limitation pursuant to any contract approved by a majority of the entire Board of Directors of the Company and (ii) is applicable to matters otherwise within the scope of indemnification provisions of the Amended and Restated
Articles of Incorporation whether or not such matters arose or arise before or after the adoption of such provisions. Under the Amended and Restated Articles of Incorporation, (i) the Company may adopt by-laws or enter into one or more agreements with any person, which provide for indemnification and/or advancement of expenses greater or different than that provided in the IBCL and (ii) in the event that the Company enters into an agreement with any person providing for indemnification and/or advancement of expenses, in respect of the retention of counsel to represent the indemnified person, the provisions of such agreement will exclusively govern the Company's obligations in respect of the indemnification for and advancement of fees of counsel. Under the Amended and Restated Articles of Incorporation, no amendment or repeal of, or adoption of any provision inconsistent with, the indemnification provisions of the Amended and Restated Articles of Incorporation will adversely affect any right or protection existing thereunder, or arising out of facts occurring prior to such amendment, repeal or adoption and no such amendment, repeal or adoption will affect the legality, validity or enforceability of any contract entered into or right granted prior to the effective date of such amendment, repeal or adoption.

  As authorized by the IBCL and the Amended and Restated Articles of Incorporation, the Company has entered into an indemnification agreement with each of its directors. These indemnification agreements provide for, among other things, (i) the indemnification by the Company of the indemnitees thereunder to the full extent permitted by the IBCL, (ii) the advancement of attorneys' fees and other expenses, and (iii) the establishment, upon approval by the Board of Directors of the Company, of trusts or other funding mechanisms to fund the Company's indemnification obligations thereunder.

Item 8.  Exhibits

           4.1  --   Forum Group, Inc. Equity Incentive Plan

           4.2  --   Form of Stock Option Agreement

           4.3  --   Amended and Restated Articles of Incorporation
                     of the Company

           4.4  --   Amended and Restated Code of By-Laws of the
                     Company (incorporated by reference to Exhibit 3.2 to the Form 10-K)

           5    --   Opinion of John H. Sharpe, Esq.

           23.1 --   Consent of KPMG Peat Marwick LLP

           23.2 --   Consent of John H. Sharpe, Esq. (included in
                     Exhibit 5)

           24   --  Powers of Attorney


Item 9.  Undertakings

    A.   The Company hereby undertakes:

         (1)  To file, during any period in which offers or sales
    are being made, a post-effective amendment to this Registration Statement; (i) to include any prospectus required by Section
    10(a)(3) of the Securities Act of 1933, as amended (the
    "Securities Act"), unless the information required to be
    included in such post-effective amendment is contained in
    periodic reports filed by the Company pursuant to Section 13 or
    Section 15(d) of the Exchange Act and incorporated herein by reference; (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement
    (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change
                                  3                                         3
    in the information set forth in this Registration Statement unless the information required to be included in such post-effective amendment is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act and incorporated herein by reference; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration
    Statement or any material change to such information in this Registration Statement;

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    B. The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  4                                         4

                             SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Indianapolis, State of Indiana, on this 7th day of November, 1994.

                                  FORUM GROUP, INC.


                                  By:        /s/ John H. Sharpe
                                       -----------------------------
                                                 John H. Sharpe
                                       Vice President, Secretary and
                                                General Counsel

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the date(s) indicated.

        Signature                    Title                         Date
        ---------                    -----                         ----

            *             President, Chief Executive         November 7, 1994
    --------------------   Officer and Director
       Mark L. Pacala      (principal executive officer)


            *             Senior Vice President, Treasurer   November 7, 1994
    --------------------   and Chief Financial Officer
       Paul A. Shively     (principal financial and
                            accounting officer)


            *                    Director                    November 7, 1994
    --------------------
      Peter P.  Copses


            *                    Director                    November 7, 1994
    --------------------
      Daniel A.  Decker


            *                    Director                    November 7, 1994
    --------------------
       James A. Eden


            *                    Director                    November 7, 1994
    --------------------
     Asher O. Pacholder


            *                    Director                    November 7, 1994
    --------------------
    William G. Petty, Jr.

                                  5                                         5

            *                    Director                   November 7, 1994
    --------------------
     Antony P. Ressler


            *                    Director                   November 7, 1994
    --------------------
       D. Ellen Shuman


            *                    Director                   November 7, 1994
    --------------------
       Eric P. Siegel


            *                    Director                   November 7, 1994
    --------------------
      Merlin C. Spencer


            *                    Director                   November 7, 1994
    --------------------
      Robert A. Whitman


            *                    Director                   November 7, 1994
    --------------------
     George D. Woodard



                                          * By     /s/ John H. Sharpe
                                                ------------------------
                                                  John H. Sharpe,
                                                  Pursuant to a Power of
                                                  Attorney contemporaneously
                                                  filed with the Commission
                                                  as Exhibit 24 hereto.

                                  6                                         6

                         INDEX TO EXHIBITS
                         -----------------

                                                        Sequentially
Exhibit                                                   Numbered
  No.                       Exhibit                         Page
- -------                     -------                     ------------

  4.1     Forum Group, Inc. Equity Incentive Plan            8

  4.2     Form of Stock Option Agreement                     21

  4.3     Amended and Restated Articles of                   27
          Incorporation of the Company

  4.4     Amended and Restated Code of By-Laws of the        --
          Company (incorporated by reference to
          Exhibit 3.2 to the Form 10-K)

   5      Opinion of John H. Sharpe, Esq.                    42

  23.1    Consent of KPMG Peat Marwick LLP                   44

  23.2    Consent of John H. Sharpe, Esq. (included in       --
          Exhibit 5)

   24     Powers of Attorney                                 46

                                  7                                         7

                            EXHIBIT 4.1



              Forum Group, Inc. Equity Incentive Plan

                         FORUM GROUP, INC.

                       EQUITY INCENTIVE PLAN


      1. Purpose. The purpose of this Plan is to attract and retain qualified officers and other salaried employees of Forum Group, Inc. (the "Corporation") and its Subsidiaries and to provide such persons with appropriate incentives.

     2.   Definitions.  As used in this Plan,

       "Appreciation  Right"  means  a  right  granted  pursuant  to
Section 5 of this Plan, including a Free-standing Appreciation Right and a Tandem Appreciation Right.

      "Base  Price"  means the price to be used  as  the  basis  for
determining   the  Spread  upon  the  exercise  of  a  Free-standing
Appreciation Right.

     "Board" means the Board of Directors of the Corporation.

     "Code" means the Internal Revenue Code of 1986, as amended from time to time.

      "Committee" means the committee described in Section 14(a) of this Plan.

      "Common Shares" means (i) shares of the Common Stock, without par value, of the Corporation and (ii) any security into which Common Shares may be converted by reason of any transaction or event of the type referred to in Section 10 of this Plan.

      "Date of Grant" means the date specified by the Committee on which a grant of Option Rights, Appreciation Rights or Performance Shares or Performance Units or a grant or sale of Restricted Shares of Deferred Shares shall become effective, which shall not be earlier than the date on which the Committee takes action with respect thereto.

      "Deferral Period" means the period of time during which Deferred Shares are subject to deferral limitations under Section 7 of this Plan.

      "Deferred Shares" means an award pursuant to Section 7 of this Plan of the right to receive Common Shares at the end of a specified Deferral Period.

      "Free-standing Appreciation Right" means an Appreciation Right granted pursuant to Section 5 of this Plan that is not granted in tandem with an Option Right or similar right.

     "Incentive Stock Option" means an Option Right that is intended to qualify as an "incentive stock option" under Section 422 of the Code or any successor provision thereto.

      "Management Objectives" means the achievement of performance objectives established pursuant to this Plan for Participants who have received grants of Performance Shares or Performance Units or, when so determined by the Committee, Restricted Shares.

      "Market Value per Share" means the fair market value of the Common Shares as determined by the Committee from time to time.

      "Nonqualified Option" means an Option Right that is not intended to qualify as a Tax-qualified Option.

      "Optionee" means the person so designated in an agreement evidencing an outstanding Option Right.

      "Option Price" means the purchase price payable upon the exercise of an Option Right.

      "Option Right" means the right to purchase Common Shares from the Corporation upon the exercise of a Nonqualified Option or a Tax-qualified Option granted pursuant to Section 4 of this Plan.

      "Participant" means a person who is selected by the Committee to receive benefits under this Plan and (i) is at that time an officer, including without limitation an officer who may also be a member of the Board, or other salaried employee of or a consultant to the Corporation or any Subsidiary or (ii) has agreed to commence serving in any such capacity.

      "Performance Period" means, in respect of a Performance Share or Performance Unit, a period of time established pursuant to
Section 8 of this Plan within which the Management Objectives relating thereto are to be achieved.

      "Performance Share" means a bookkeeping entry that records the equivalent of one Common Share awarded pursuant to Section 8 of this Plan.

      "Performance Unit" means a bookkeeping entry that records a unit equivalent of $1.00 awarded pursuant to Section 8 of this Plan.

       "Reload   Option  Rights"  means  additional  Option   Rights
automatically granted to an Optionee upon the exercise of Option Rights pursuant to Section 4(f) of this Plan.

      "Restricted Shares" means Common Shares granted or sold pursuant to Section 6 of this Plan as to which neither the substantial risk of forfeiture nor the restrictions on transfer referred to in Section 6 hereof has expired.

      "Rule 16b-3" means Rule 16b-3, as promulgated and amended from time to time by the Securities and Exchange Commission under the Securities Exchange Act of 1934, or any successor rule to the same effect.
                                  2                                         10

      "Spread" means, in the case of a Free-standing Appreciation Right, the amount by which the Market Value per Share on the date when the Appreciation Right is exercised exceeds the Base Price specified therein or, in the case of a Tandem Appreciation Right, the amount by which the Market Value per Share on the date when the Appreciation Right is exercised exceeds the Option Price specified in the related Option Right.

      "Subsidiary" means a corporation, partnership, joint venture, unincorporated association or other entity in which the Corporation has a direct or indirect ownership or other equity interest; provided, however, for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, "Subsidiary" means any corporation in which the Corporation owns or controls directly or indirectly more than 50% of the total combined voting power represented by all classes of stock issued by such corporation at the time of the grant.

     "Tandem Appreciation Right" means an Appreciation Right granted pursuant to Section 5 of this Plan that is granted in tandem with an Option Right or any similar right granted under any other plan of the Corporation.

      "Tax-qualified Option" means an Option Right that is intended to qualify under particular provisions of the Code, including without limitation an Incentive Stock Option.

      3.    Shares and Performance Units Available under  the  Plan.
(a) Subject to adjustment as provided in Section 10 of this Plan, the number of Common Shares issued or transferred and covered by outstanding awards granted under this Plan shall not in the aggregate exceed 2,250,000 Common Shares, which may be Common Shares of original issuance or Common Shares held in treasury or a combination thereof. For the purposes of this Section 3(a):

          (i) Upon payment in cash of the benefit provided by any award granted under this Plan, any Common Shares that were covered by that award shall again be available for issuance or transfer hereunder.

          (ii) Common Shares covered by any award granted under this Plan shall be deemed to have been issued or transferred, and shall cease to be available for future issuance or transfer in respect of any other award granted hereunder, at the earlier of the time when they are actually issued or transferred or the time when dividends or dividend equivalents are paid thereon; provided, however, that Restricted Shares shall be deemed to have been issued or transferred at the earlier of the time when they cease to be subject to a substantial risk of forfeiture or the time when dividends are paid thereon.

      (b)   Notwithstanding  anything in  Section  3(a)  hereof,  or
elsewhere  in  this Plan, to the contrary, the aggregate  number  of
Common Shares actually issued or transferred by the Corporation upon the  exercise  of  the  Incentive Stock  Options  shall  not  exceed
2,250,000 Common Shares.
                                  3                                         11

      4. Option Rights. The Committee may from time to time authorize grants to Participants of options to purchase Common Shares upon such terms and conditions as the Committee may determine in accordance with the following provisions:

          (a) Each grant shall specify the number of Common Shares to which it pertains; provided, however, that no participant shall be granted Option Rights for more than 1,000,000 Common Shares during any one fiscal year, subject to adjustment as provided in Section 10 of this Plan.

          (b) Each grant shall specify an Option Price per Common Share, which shall be equal to or greater or less than the Market Value per Share on the Date of Grant.

          (c) Each grant shall specify the form of consideration to be paid in satisfaction of the Option Price and the manner of payment of such consideration, which may include (i) cash in the form of currency or check or other cash equivalent acceptable to the Corporation, (ii) nonforfeitable, unrestricted Common Shares, which are already owned by the Optionee, (iii) any other legal consideration that the
     Committee may deem appropriate, including without limitation any form of consideration authorized under Section 4(d) below, or such basis as the Committee may determine in accordance with this Plan and (iv) any combination of the foregoing.

          (d) Any grant of a Nonqualified Option may provide that payment of the Option Price may also be made in whole or in part in the form of Restricted Shares or other Common Shares that are subject to risk of forfeiture or restrictions on transfer. Unless otherwise determined by the Committee on or after the Date of Grant, whenever any Option Price is paid in whole or in part by means of any of the forms of consideration specified in this Section 4(d), the Common Shares received by the Optionee upon the exercise of the Nonqualified Option shall be subject to the same risks of forfeiture or restrictions on transfer as those that applied to the consideration surrendered by the Optionee; provided, however, that such risks of forfeiture and restrictions on transfer shall apply only to the same number of Common Shares received by the Optionee as applied to the forfeitable or restricted Common Shares surrendered by the Optionee.

          (e) Any grant may provide for deferred payment of the Option Price from the proceeds of sale through a broker of some or all of the Common Shares to which the exercise relates.

          (f) Any grant may provide for the automatic grant to the Optionee of Reload Option Rights upon the exercise of Option Rights, including Reload Option Rights, for Common Shares or any other noncash consideration authorized under Sections 4(c) and (d) above; provided, however, that the term of any Reload Option Right shall not extend beyond the term of the Option Right originally exercised.

          (g) Successive grants may be made to the same Optionee regardless of whether any Option Rights previously granted to the Optionee remain unexercised.
                                  4                                         12

          (h) Each grant shall specify the period or periods of continuous employment, or continuous engagement of the consulting services, of the Optionee by the Corporation or any Subsidiary that are necessary before the Option Rights or installments thereof shall become exercisable, and any grant may provide for the earlier exercise of the Option Rights in the event of a change in control of the Corporation or other similar transaction or event.

          (i)  Option Rights granted pursuant to this Section 4  may
     be   Nonqualified   Options   or   Tax-qualified   Options   or
     combinations thereof.

          (j) Any grant of an Option Right may provide for the payment to the Optionee of dividend equivalents thereon in cash or Common Shares on a current, deferred or contingent basis, or the Committee may provide that any dividend equivalents shall be credited against the Option Price.

          (k) No Option Right granted pursuant to this Section 4 may be exercised more than 10 years from the Date of Grant.

          (l) Each grant shall be evidenced by an agreement, which shall be executed on behalf of the Corporation by any officer thereof and delivered to and accepted by the Optionee and shall contain such terms and provisions as the Committee may determine consistent with this Plan.

      5. Appreciation Rights. The Committee may also authorize grants to Participants of Appreciation Rights. An Appreciation Right shall be a right of the Participant to receive from the Corporation an amount, which shall be determined by the Committee and shall be expressed as a percentage (not exceeding 100%) of the Spread at the time of the exercise of an Appreciation Right. Any grant of Appreciation Rights under this Plan shall be upon such terms and conditions as the Committee may determine in accordance with the following provisions:

          (a) Any grant may specify that the amount payable upon the exercise of an Appreciation Right may be paid by the Corporation in cash, Common Shares or any combination thereof and may (i) either grant to the Participant or reserve to the Committee the right to elect among those alternatives or
     (ii) preclude the right of the Participant to receive and the Corporation to issue Common Shares or other equity securities in lieu of cash; provided, however, that no form of consideration or manner of payment that would cause Rule 16b-3 to cease to apply to this Plan shall be permitted.

          (b) Any grant may specify that the amount payable upon the exercise of an Appreciation Right shall not exceed a maximum specified by the Committee on the Date of Grant.

          (c)  Any grant may specify (i) a waiting period or periods
     before   Appreciation  Rights  shall  become  exercisable   and
     (ii)   permissible  dates  or  periods  on  or   during   which
     Appreciation Rights shall be exercisable.
                                  5                                         13

          (d) Any grant may specify that an Appreciation Right may be exercised only in the event of a change in control of the Corporation or other similar transaction or event.

          (e) Any grant may provide for the payment to the Participant of dividend equivalents thereon in cash or Common Shares on a current, deferred or contingent basis.

          (f) Each grant shall be evidenced by an agreement, which shall be executed on behalf of the Corporation by any officer thereof and delivered to and accepted by the Optionee and shall describe the subject Appreciation Rights, identify any related Option Rights, state that the Appreciation Rights are subject to all of the terms and conditions of this Plan and contain such other terms and provisions as the Committee may determine consistent with this Plan.

          (g) Regarding Tandem Appreciation Rights only: Each grant shall provide that a Tandem Appreciation Right may be exercised only (i) at a time when the related Option Right (or any similar right granted under any other plan of the Corporation) is also exercisable and the Spread is positive and (ii) by surrender of the related Option Right (or such other right) for cancellation.

         (h)  Regarding Free-standing Appreciation Rights only:

                    (i) Each grant shall specify in respect of each Free-standing Appreciation Right a Base Price per Common Share, which shall be equal to or greater or less than the Market Value per Share on the Date of Grant;

                    (ii) Successive grants may be made to the same Participant regardless of whether any Free-standing Appreciation Rights previously granted to the Participant remain unexercised;

                      (iii)                                     Each
          grant shall specify the period or periods of continuous employment, or continuous engagement of the consulting services, of the Participant by the Corporation or any Subsidiary that are necessary before the Free-standing Appreciation Rights or installments thereof shall become exercisable; and any grant may provide for the earlier exercise of the Free-standing Appreciation Rights in the event of a change in control of the Corporation or other similar transaction or event; and

                    (iv) No Free-standing Appreciation Right granted under this Plan may be exercised more than 10 years from the Date of Grant.

      6.    Restricted  Shares.  The Committee  may  also  authorize
grants or sales to Participants of Restricted Shares upon such terms and conditions as the Committee may determine in accordance with the following provisions:
                                  6                                         14

          (a) Each grant or sale shall constitute an immediate transfer of the ownership of Common Shares to the Participant in consideration of the performance of services, entitling such Participant to dividend, voting and other ownership rights, subject to the substantial risk of forfeiture and restrictions on transfer hereinafter referred to.

          (b) Each grant or sale may be made without additional consideration from the Participant or in consideration of a payment by the Participant that is less than the Market Value per Share on the Date of Grant.

          (c) Each grant or sale shall provide that the Restricted Shares covered thereby shall be subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the Code for a period to be determined by the Committee on the Date of Grant, and any grant or sale may provide for the earlier termination of such period in the event of a change in control of the Corporation or other similar transaction or event.

          (d) Each grant or sale shall provide that, during the period for which such substantial risk of forfeiture is to continue, the transferability of the Restricted Shares shall be prohibited or restricted in the manner and to the extent prescribed by the Committee on the Date of Grant. Such restrictions may include without limitation rights of repurchase or first refusal in the Corporation or provisions subjecting the Restricted Shares to a continuing substantial risk of forfeiture in the hands of any transferee.

          (e) Any grant or sale may require that any or all dividends or other distributions paid on the Restricted Shares during the period of such restrictions be automatically sequestered and reinvested on an immediate or deferred basis in additional Common Shares, which may be subject to the same restrictions as the underlying award or such other restrictions as the Committee may determine.

           (f) Each grant or sale shall be evidenced by an agreement, which shall be executed on behalf of the
     Corporation by an officer thereof and delivered to and accepted by the Participant and shall contain such terms and provisions as the Committee may determine consistent with this Plan. Unless otherwise directed by the Committee, all certificates representing Restricted Shares, together with a stock power that shall be endorsed in blank by the Participant with respect to the Restricted Shares, shall be held in custody by the Corporation until all restrictions thereon lapse.

      7. Deferred Shares. The Committee may also authorize grants or sales of Deferred Shares to Participants upon such terms and conditions as the Committee may determine in accordance with the following provisions:

          (a)  Each grant or sale shall constitute the agreement  by the Corporation to issue or transfer Common Shares to the Participant in the future in consideration of the performance of  services,  subject to the fulfillment during  the  Deferral
     Period of such conditions as the Committee may specify.
                                  7                                         15

          (b) Each grant or sale may be made without additional consideration from the Participant or in consideration of a payment by the Participant that is less than the Market Value per Share on the Date of Grant.

          (c) Each grant or sale shall provide that the Deferred Shares covered thereby shall be subject to a Deferral Period, which shall be fixed by the Committee on the Date of Grant, and any grant or sale may provide for the earlier termination of the Deferral Period in the event of a change in control of the Corporation or other similar transaction or event.

          (d) During the Deferral Period, the Participant shall not have any right to transfer any rights under the subject award, shall not have any rights of ownership in the Deferred Shares and shall not have any right to vote the Deferred Shares, but the Committee may on or after the Date of Grant authorize the payment of dividend equivalents on the Deferred Shares in cash or additional Common Shares on a current, deferred or contingent basis.

           (e) Each grant or sale shall be evidenced by an agreement, which shall be executed on behalf of the
     Corporation by any officer thereof and delivered to and accepted by the Participant and shall contain such terms and provisions as the Committee may determine consistent with this Plan.

      8. Performance Shares and Performance Units. The Committee may also authorize grants of Performance Shares and Performance Units, which shall become payable to the Participant upon the achievement of specified Management Objectives, upon such terms and conditions as the Committee may determine in accordance with the following provisions:

          (a) Each grant shall specify the number of Performance Shares or Performance Units to which it pertains, which may be subject to adjustment to reflect changes in compensation or other factors.

           (b) The Performance Period with respect to each Performance Share or Performance Unit shall be determined by the Committee on the Date of Grant and may be subject to earlier termination in the event of a change in control of the Corporation or other similar transaction or event.

          (c) Each grant shall specify the Management Objectives that are to be achieved by the Participant, which may be described in terms of Corporation-wide objectives or objectives that are related to the performance of the individual Participant or the Subsidiary, division, department or function within the Corporation or Subsidiary in which the Participant is employed or with respect to which the Participant provides consulting services.

          (d)   Each grant shall specify in respect of the specified
     Management   Objectives   a   minimum   acceptable   level   of
     achievement below which no payment will be made and  shall  set forth  a  formula for determining the amount of any payment  to be  made  if
                                  8                                         16
     performance is at or above the minimum acceptable level but falls short of full achievement of the specified Management Objectives.

          (e) Each grant shall specify the time and manner of payment of Performance Shares or Performance Units that shall have been earned, and any grant may specify that any such amount may be paid by the Corporation in cash, Common Shares or any combination thereof and may either grant to the Participant or reserve to the Committee the right to elect among those alternatives; provided, however, that no form of consideration or manner of payment that would cause Rule 16b-3 to cease to apply to this Plan shall be permitted.

          (f) Any grant of Performance Shares may specify that the amount payable with respect thereto may not exceed a maximum specified by the Committee on the Date of Grant. Any grant of Performance Units may specify that the amount payable, or the number of Common Shares issued, with respect thereto may not exceed maximums specified by the Committee on the Date of Grant.

          (g) On or after the Date of Grant of Performance Shares, the Committee may provide for the payment to the Participant of dividend equivalents thereon in cash or additional Common Shares on a current, deferred or contingent basis.

          (h) The Committee may adjust Management Objectives and the related minimum acceptable level of achievement if, in the sole judgment of the Committee, events or transactions have occurred after the Date of Grant that are unrelated to the performance of the Participant and result in distortion of the Management Objectives or the related minimum acceptable level of achievement.

          (i) Each grant shall be evidence by an agreement, which shall be executed on behalf of the Corporation by any officer thereof and delivered to and accepted by the Participant and shall contain such terms and provisions as the Committee may determine consistent with this Plan.

      9. Transferability. (a) No Option Right or other derivative security (as that term is used in Rule 16b-3) granted under this Plan may be transferred by a Participant except by will or the laws of descent and distribution. Option Rights and Appreciation Rights granted under this Plan may not be exercised during a Participant's lifetime except by the Participant or, in the event of the Participant's legal incapacity, by his guardian or legal representative acting in a fiduciary capacity on behalf of the Participant under state law and court supervision.

     (b)  Any grant made under this Plan may provide that all or any part  of  the Common Shares that are to be issued or transferred  by the  Corporation upon the exercise of Option Rights or  Appreciation
Rights or upon the termination of the Deferral Period applicable  to
Deferred  Shares or in payment of Performance Shares or  Performance
Units, or are no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in Section 6 of this Plan, shall be subject to further restrictions upon transfer.
                                  9                                         17

      10. Adjustments. The Committee may make or provide for such adjustments in the number of Common Shares covered by outstanding Option Rights, Appreciation Rights, Deferred Shares and Performance Shares granted hereunder, the Option Prices per Common Share or Base Prices per Common Share applicable to any such Option Rights and Appreciation Rights, and the kind of shares (including shares of another issuer) covered thereby, as the Committee may in good faith determine to be equitably required in order to prevent dilution or expansion of the rights of Participants that otherwise would result from (a) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Corporation or (b) any merger, consolidation, spin-off, spin-out, split-off, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of warrants or other rights to purchase securities or any other corporate transaction or event having an effect similar to any of the foregoing. In the event of any such transaction or event, the Committee may provide in substitution for any or all outstanding awards under this Plan such alternative consideration as it may in good faith determine to be equitable under the circumstances and may require in connection therewith the surrender of all awards so replaced. Moreover, the Committee may on or after the Date of Grant provide in the agreement evidencing any award under this Plan that the holder of the award may elect to receive an equivalent award in respect of securities of the surviving entity of any merger, consolidation or other transaction or event having a similar effect, or the Committee may provide that the holder will automatically be entitled to receive such an equivalent award. The Committee may also make or provide for such adjustments in the maximum number of Common Shares specified in Section 3(a) of this Plan and the maximum number of Common Shares specified in Section 4(a) of this Plan as the Committee may in good faith determine to be appropriate in order to reflect any transaction or event described in this Section 10.

      11. Fractional Shares. The Corporation shall not be required to issue any fractional Common Shares pursuant to this Plan. The
Committee may provide for the elimination of fractions or for the settlement thereof in cash.

      12. Withholding Taxes. To the extent that the Corporation is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a
Participant or other person under this Plan, and the amounts available to the Corporation for the withholding are insufficient, it shall be a condition to the receipt of any such payment or the realization of any such benefit that the Participant or such other person make arrangements satisfactory to the Corporation for payment of the balance of any taxes required to be withheld. At the discretion of the Committee, any such arrangements may without limitation include relinquishment of a portion of any such payment or benefit or the surrender of outstanding Common Shares. The Corporation and any Participant or such other person may also make similar arrangements with respect to the payment of any taxes with respect to which withholding is not required.

     13.  Certain Terminations of Employment or Consulting Services,
Hardship, and Approved Leaves of Absence.  Notwithstanding any other provision  of this Plan to the contrary, in the event of termination of employment or consulting services by reason of death, disability,
normal  retirement,  early  retirement  with  the  consent  of   the
Corporation,  termination of employment or  consulting  services  to enter public or military service with the consent of the
                                  10                                        18

Corporation
or leave of absence approved by the Corporation, or in the event of hardship or other special circumstances, of a Participant who holds an Option Right or Appreciation Right that is not immediately and fully exercisable, any Restricted Shares as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, any Deferred Shares as to which the Deferral Period is not complete, any Performance Shares or Performance Units that have not been fully earned, or any Common Shares that are subject to any transfer restriction pursuant to Section 9(b) of this Plan, the Committee may take any action that it deems to be equitable under the circumstances or in the best interests of the Corporation, including without limitation waiving or modifying any limitation or requirement with respect to any award under this Plan.

      14. Administration of the Plan. (a) This Plan shall be administered by the Compensation Committee of the Board, which shall be composed of not less than two members of the Board, each of whom shall be a "disinterested person" within the meaning of Rule 16b-3. A majority of the Committee shall constitute a quorum, and the acts of the members of the Committee who are present at any meeting thereof at which a quorum is present, or acts unanimously approved by the members of the Committee in writing, shall be the acts of the Committee.

      (b) The interpretation and construction by the Committee of any provision of this Plan or any agreement, notification or document evidencing the grant of Option Rights, Appreciation Rights, Restricted Shares, Deferred Shares. Performance Shares or Performance Units, and any determination by the Committee pursuant to any provision of this Plan or any such agreement, notification or document, shall be final and conclusive. No member of the Committee shall be liable for any such action taken or determination made in good faith.

      15. Amendments and Other Matters. (a) This Plan may be amended from time to time by the Committee; provided, however, except as expressly authorized by this Plan, no such amendment shall increase the maximum number of Common Shares specified in
Section 3(a) hereof, increase the number of Common Shares specified in Section 4(a) hereof or otherwise cause this Plan to cease to satisfy any applicable condition of Rule 16b-3, without the further approval of the shareholders of the Corporation.

      (b) The Committee may condition the grant of any award or combination of awards authorized under this Plan on the surrender or deferral by the Participant of his or her right to receive a cash bonus or other compensation otherwise payable by the Corporation or a Subsidiary to the Participant.

      (c) This Plan shall not confer upon any Participant any right with respect to continuance of employment or other service with the Corporation or any Subsidiary and shall not interfere in any way with any right that the Corporation or any Subsidiary would otherwise have to terminate any Participant's employment or other service at any time.

      (d)   (i) To the extent that any provision of this Plan  would
prevent any Option Right that was intended to qualify as a Tax-qualified Option from so qualifying, any such provision shall be null  and  void  with  respect to any such Option  Right;  provided, however, that any such
                                  11                                        19
provision shall remain in effect with respect to other Option Rights, and there shall be no further effect on any provision of this Plan.

      (ii) Any award that may be made pursuant to an amendment to this Plan that shall have been adopted without the approval of the shareholders of the Corporation shall be null and void if it is subsequently determined that such approval was required in order for this Plan to continue to satisfy the applicable conditions of Rule 16b-3.

      16. Termination of the Plan. No further awards shall be granted under this Plan after the passage of 10 years from the date on which the Plan is first approved by the shareholders of the Corporation.

                                  12                                        20

                            EXHIBIT 4.2



                   Form of Stock Option Agreement

                       STOCK OPTION AGREEMENT
                       ----------------------

     This Stock Option Agreement (this "Agreement) is made by and between Forum Group, Inc., an Indiana corporation (the
"Company"), and ________________ (the "Optionee").

                            RECITALS

     A. The Optionee is an employee of the Company and/or one or more Subsidiaries (as defined below) and has made and is expected to make a substantial contribution to the performance and future prospects of the Company; and

     B. The execution of this Agreement by the Company has been authorized by a resolution adopted by the Compensation Committee
(the "Committee") of the Board of Directors (the "Board") of the
Company on ___________, ____.

     NOW, THEREFORE, the parties hereto hereby agree as follows:

     1. Grant of Option. Pursuant to the Company's Equity Incentive Plan (the "Plan"), the Company hereby grants to the Optionee, effective as of ____________, ____ (the "Date of Grant"), an option (the "Option") to purchase ____ shares of the Company's common stock, without par value ("Common Stock"), at a purchase price of $___ per share (the "Option Price"). The Company will, subject to the terms and conditions of this Agreement and of the Plan, cause certificates representing any shares of Common Stock purchased by the Optionee upon full or partial exercise of the Option in accordance with the terms hereof to be delivered to the Optionee upon payment in full of the Option Price therefor.

     2. Vesting of Option. (a) Subject to Sections 2(b) and 4 hereof, the Option will vest and be exercisable with respect to one-_____ of the shares of Common Stock subject to the Option on each of the first ____ anniversaries of the Date of Grant, provided that the Optionee remains in the continuous employ, on a full-time basis, of the Company or a Subsidiary from the Date of Grant through the applicable vesting date. For purposes of this Agreement, (i) "Subsidiary" means a corporation, partnership, joint venture, unincorporated association or other entity in which the Company has a direct or indirect ownership or other equity interest and (ii) the continuous employment of the Optionee with the Company or a Subsidiary will not be deemed to have been interrupted, and the Optionee will not be deemed to have ceased to be an employee of the Company or a Subsidiary, by reason of the transfer of his or her full-time employment among the Company and its Subsidiaries or a leave of absence approved by the Board or the Committee. To the extent exercisable, the Option may be exercised in whole or in part from time to time until terminated pursuant to Section 4 hereof.

          (b) Notwithstanding Section 2(a) hereof, the Option will vest and be immediately and fully exercisable upon the Optionee's death or Disability (as defined below) while in the full-time employ of the Company or any Subsidiary. For purposes of this Agreement, "Disability" means permanent disability within the meaning of the long-term disability plan of the Company or a Subsidiary in effect with respect to the Optionee, and the date of such Disability will be the date on which the Optionee begins actually to receive disability benefits pursuant to such long-term disability plan.

     3. Payment of Exercise Price. The Option Price will be payable (a) in cash in the form of currency or check or other cash equivalent acceptable to the Company, (b) by actual or constructive transfer to the Company of nonforfeitable, nonrestricted shares of Common Stock that have been owned by the Optionee for more than six months prior to the date of exercise, or (c) by a combination of such methods of payment. Nonforfeitable, nonrestricted shares of Common Stock that are transferred by the Optionee in payment of all or any part of the Option Price will be valued on the basis of their fair market value as determined by the Committee or the Board from time to time. The requirement of payment in cash will be deemed satisfied if the Optionee makes arrangements that are satisfactory to the Company with a bank or broker that is a member of the National Association of Securities Dealers, Inc. to sell a sufficient number of the shares of Common Stock being purchased so that the net proceeds of the sale transaction will at least equal the Option Price plus the amount of any applicable withholding taxes and pursuant to which the bank or broker undertakes to deliver to the Company the full amount of the Option Price plus the amount of any applicable withholding taxes not later than the date on which the sale transaction would settle on a regular-way basis in the ordinary course of business.

     4. Termination of Option. (a) The Option will terminate automatically and without further notice on the earliest of the following dates:

          (i) the date that is __ calendar days after the Optionee ceases to be a full-time employee of the Company or a Subsidiary for any reason other than for a reason described in clause (ii) of this Section 4(a);

         (ii)  in the event of the Optionee's death or
     Disability, ___ calendar days after the Optionee's death or Disability, as the case may be; and

        (iii)  the ____ annual anniversary of the Date of Grant.

          (b) The Option will be exercisable after the Optionee ceases to be a full-time employee of the Company or a Subsidiary only to the extent that the Optionee could have exercised the

                                  2                                         23

Option on the date on which his or her full-time employment with the Company or a Subsidiary terminated.

          (c) In the event that the Optionee commits an act that the Committee or the Board determines to have been intentionally committed and materially inimical to the interests of the Company or a subsidiary, the Option will terminate at the time of that determination notwithstanding any other provision of this Agreement, in which event, without further action, the Optionee will have no rights hereunder.

     5. Certain Limitations. (a) Notwithstanding anything to the contrary herein contained, the Company will not be required to, and will not, issue and deliver shares of Common Stock on exercise of the Option if (i) such action would result in a violation of law or in an event of default under (A) any credit agreement to which the Company is or becomes a party, (B) any indenture to which the Company is or becomes a party, or (C) any note, debenture or other evidence of indebtedness executed and delivered by the Company, or (ii) immediately prior to such payment, there exists a default under any credit agreement or any indenture to which the Company is or becomes a party or any note, debenture or other evidence of indebtedness executed and delivered by the Company.

          (b) Notwithstanding anything to the contrary herein contained, the Option will not be exercisable if the exercise thereof would result in a violation of any applicable federal and state securities laws. The Company will use reasonable efforts to comply with all such laws so as to permit the option to be exercisable in accordance with its terms, provided, however, that the Company will have no liability to the Optionee or any other person or entity in the event of a failure to comply therewith.

     6. Transferability and Exercisability. Neither the Option nor any interest therein may be transferred by the Optionee except by will or the laws of descent and distribution, and the Option may not be exercised during the lifetime of the Optionee except by the Optionee or, in the event of his or her legal incapacity, by his or her guardian or legal representative acting on behalf of the Optionee in a fiduciary capacity under state law and court supervision.

     7. Adjustments. The Committee or the Board may, but will not be required to, make such adjustments in the Option Price and the number or kind of shares of stock or other securities subject to the Option that the Committee or the Board may determine to be appropriate in order to prevent any dilution or expansion of the Optionee's rights under this Agreement that otherwise would result from any (a) stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company or (b) merger, consolidation, spin-off, spin-out, split-off, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of warrants

                                  3                                         24
or other rights to purchase securities or any other corporate transaction or event having an effect similar to any of foregoing
(other than rights arising under a subscription offering that has an initial exercise period of less than one year, as to which no adjustment will be made unless the Committee or Board, in its respective sole discretion, otherwise determines). Furthermore, in the event that any transaction or event described or referred to in the immediately preceding sentence occurs, the Committee may provide in substitution for any or all of the Optionee's rights under this Agreement such alternative consideration as the Committee or the Board may determine to be appropriate in the circumstances.

     8. Withholding Taxes. The Option is intended to be a nonqualified stock option and will not be treated as an "incentive stock option" under Section 422 of the Internal Revenue Code of 1986, as amended. If the Company is required to withhold any federal, state, local or foreign tax in connection with any exercise of the Option, it will be a condition to such exercise that the Optionee pay or make arrangements satisfactory to the Company for payment of all such taxes. The Optionee may elect to satisfy all or any part of any such withholding requirement by retention by the Company of a portion of the shares of Common Stock purchased upon exercise of the Option, and the shares of Common Stock so retained will be credited against such withholding requirement at the fair market value of such shares on the date of exercise as reasonably determined by the Committee from time to time; provided, however, that, if the Optionee is subject to Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), such election will be subject to the applicable conditions of Rule 16b-3 promulgated by the Securities and Exchange Commission under Section 16(b) of the Exchange Act.

     9. Right to Terminate Employment and Adjust Compensation. No provision of this Agreement will limit in any way whatsoever the Company's right to terminate the Optionee's employment, adjust the Optionee's compensation or otherwise change the terms and conditions of the Optionee's employment.

     10. Relation to Other Benefits. Any economic or other benefit to the Optionee under this Agreement or the Plan will not be taken into account in determining any benefits to which the Optionee may be entitled under any profit-sharing, retirement or other benefit or compensation plan maintained by the Company or any of its Subsidiaries and will not affect the amount of any life insurance coverage available to any beneficiary under any life insurance plan covering employees of the Company or any of its Subsidiaries.

     11. Amendments. Any amendment to the Plan will be deemed to be an amendment to this Agreement to the extent that the amendment is applicable hereto.

                                  4                                         25

     12. Severability. In the event that one or more of the provisions of this Agreement is invalidated for any reason by a court of competent jurisdiction, any provision so invalidated will be deemed to be separable from the other provisions hereof, and the remaining provisions hereof will continue to be valid and fully enforceable.

     13. Governing Law. This Agreement is made under, and will be construed in accordance with, the laws of the State of Indiana, without giving effect to the principles of conflict of laws thereof.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the Date of Grant.

                                 FORUM GROUP, INC.



                                 By: ____________________________
                                    Name:
                                    Title:




                                 ________________________________
                                  _________________, Optionee

                                  5                                         26

                          EXHIBIT 4.3



 Amended and Restated Articles of Incorporation of the Company

 AMENDED AND RESTATED ARTICLES OF INCORPORATION OF FORUM GROUP, INC.
 -------------------------------------------------------------------

                            ARTICLE 1
                     NAME OF THE CORPORATION
                     -----------------------

     The name of the corporation is Forum Group, Inc. (the
"Corporation").

                            ARTICLE 2
                   PURPOSE OF THE CORPORATION
                   --------------------------

     The Corporation is organized for the purpose of engaging in any and all lawful businesses for which corporations may be incorporated under the Indiana Business Corporation Law, as amended, IND. CODE 23-1-17-1, et seq. (the "Law").

                            ARTICLE 3
             PERIOD OF EXISTENCE OF THE CORPORATION
             --------------------------------------

     The period during which the Corporation shall continue to exist as a corporation is perpetual.


                            ARTICLE 4
             REGISTERED OFFICE AND REGISTERED AGENT
                       OF THE CORPORATION
             --------------------------------------

     Section 4.1. Registered Office. The post office address of the Registered Office of the Corporation is:

                    8900 Keystone Crossing, Suite 200
                    Post Office Box 40498
                    Indianapolis, Indiana  46240-0498

     Section 4.2. Registered Agent. The name and post office address of the Registered Agent of the Corporation are:

                    John H. Sharpe
                    8900 Keystone Crossing, Suite 200
                    Post Office Box 40498
                    Indianapolis, Indiana  46240-0498

                            ARTICLE 5
         NUMBER OF AUTHORIZED SHARES OF THE CORPORATION
         ----------------------------------------------

     The Corporation has authority to issue fifty million
(50,000,000) shares, all of which are shares without par value.

                            ARTICLE 6
     GENERAL PROVISIONS REGARDING SHARES OF THE CORPORATION
     ------------------------------------------------------

     Section 6.1. Preferred Stock. Two million (2,000,000) of the shares which the Corporation has authority to issue constitute a separate and single class of shares known as Preferred Stock ("Preferred Stock"). The shares of Preferred
Stock may be issued in one or more series. The Board of Directors is vested with authority to determine and state the designations and the relative rights, preferences, qualifications, limitations and restrictions of each such series by the adoption and filing in accordance with the Law of an appropriate resolution or resolutions authorizing the issuance of such series prior to the issuance of such series. All shares of Preferred Stock of the same series shall be identical with each other in all respects.

     Section 6.2. Common Stock. All of the remaining shares which the Corporation has authority to issue constitute a separate and single class of shares known as Common Stock
("Common Stock"). The shares of Common Stock shall not be issued in series. All shares of Common Stock shall be identical with each other in all respects.

     Section 6.3. Issuance of Shares. The Board of Directors has authority to authorize and direct the issuance by the Corporation of shares of Preferred Stock and Common Stock at such times, in such amounts, to such persons, for such considerations and upon such terms and conditions as it may, from time to time, determine upon, subject only to the restrictions, limitations, conditions and requirements imposed by the Law, by other applicable laws, by these Articles of Incorporation and by the resolution or resolutions authorizing the issuance of any series of shares of Preferred Stock adopted by the Board of Directors pursuant to Section 6.1 of these Articles of Incorporation.

     Section 6.4. Distributions Upon Shares. The Board of Directors has authority to authorize and direct the payment of dividends and the making of other distributions by the Corporation in respect of shares of the issued and outstanding Preferred Stock and Common Stock at such times, in such amounts and forms, from such sources (specifically including, but not limited to, the unrestricted and unreserved capital surplus of the Corporation) and upon such terms and conditions as it may, from time to time, determine upon, subject only to the restrictions, limitations, conditions and requirements imposed by the Law, by other applicable laws, by these Articles of Incorporation and by the resolution or resolutions authorizing the issuance of any series of shares of Preferred Stock adopted by the Board of Directors pursuant to Section 6.1 of these Articles of Incorporation. The Board of Directors has authority to authorize and direct the payment of dividends and the making of distributions by the Corporation in respect of shares of the issued and outstanding Preferred Stock or Common Stock in shares of the same class or in shares of any other class without obtaining the affirmative vote or the written consent of the class in which the payment or distribution is to be made.

     Section 6.5. Acquisition of Shares. The Board of Directors has authority to authorize and direct the acquisition by the Corporation of the issued and outstanding shares of Preferred Stock and Common Stock at such times, in such amounts, from such persons, for such considerations, from such sources, and upon and subject to such terms and conditions as it may, from time to time, determine upon, subject only to the restrictions, limitations, conditions and requirements imposed by the Law, by other applicable laws, by these Articles of Incorporation and by the resolution or resolutions authorizing the issuance of any series of shares of Preferred Stock adopted by the Board of Directors pursuant to Section 6.1 of these Articles of Incorporation.

     Section 6.6. Fractional Shares and Scrip. The Board of Directors has authority (but shall not be obliged) (1) to authorize the issuance by the Corporation of fractional shares of Preferred Stock and Common Stock, (2) to arrange for the disposition of fractional shares by the holders of the same, (3) to pay in cash or otherwise the fair value of fractional shares as of the time when those entitled to such fractional shares are determined, and (4) to issue scrip in registered or bearer form which shall entitle the holder of the same to receive a certificate evidencing a full share upon surrender of such scrip aggregating a full share. A fractional share shall, but scrip shall not (unless in registered form and containing the terms so provided), entitle the holder to exercise the same rights (proportionately reduced) as the class or series of shares of Preferred Stock or Common Stock in respect of which it is issued possesses. The Board of Directors has authority to authorize such scrip to be issued subject to the condition that it shall become void if not exchanged for certificates evidencing full shares upon or before a specified date, or subject to the condition that the shares for which such scrip is exchangeable may be sold by the Corporation and the proceeds of such sale distributed to the holders of such scrip, or subject to any other conditions which the Board of Directors may determine upon.

     Section 6.7.   Series A Preferred Stock.     The terms of
Series A Preferred Stock are as follows:

                                  2                                         29

          Clause 6.71.   Designation and Amount.  The shares
     of such series shall be designated as the "Series A
     Preferred Stock" and the number of shares constituting such series shall be 50,000.

          Clause 6.72.   Dividends and Distributions.  (a)
     Simultaneously with the declaration of any dividend or distribution on the Common Stock, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), the Board of Directors shall declare a dividend or distribution on the Series A Preferred Stock in an amount per shares (rounded to the nearest cent), subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate per share amount of cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, declared on the Common Stock. In the event the Corporation shall at any time on or after February 1, 1993 declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of common stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

               (b)  The Corporation shall pay any dividend
     or distribution declared on the Series A Preferred
     Stock as provided in Clause 6.82 (a) of these Articles of Incorporation at least one business day before it pays the dividend or distribution simultaneously declared on the Common Stock.

               (c) If the Board of Directors fixes a record date for the determination of holders of shares of Common Stock entitled to receive payment of a dividend or distribution declared thereon, it shall simultaneously fix such dated as the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of any related dividend or distribution declared thereon.

          Clause 6.73.   Voting Rights. The holders of
     shares of the Series A Preferred Stock shall not have any voting rights except as set forth in this Clause
     6.72 and Clause 6.710 of these Articles of Incorporation, or as required by law. If the Corporation fails to perform its obligations under
     Section 4.3.2 of the Stock Purchase Agreement, dated as of February 1, 1993, between Forum Holdings, L.P. ("Holdings") and the Corporation on or before the Put/Call Closing Dated (as such term is defined therein), then from and after the calendar day immediately following the Put/Call Closing Date, the holders of shares of Series A Preferred Stock shall have the following voting rights:

               (a)  Subject to the provision for adjustment
     hereinafter set forth, each share of Series A Preferred
     Stock shall entitled the holder thereof to 100 votes on
     all matters submitted to a vote of the shareholders of
     the Corporation.  In the event the Corporation shall at
     any time on or after February 1, 1993 declare or pay
     any dividend on the Common Stock payable in shares of
     Common Stock, or effect a subdivision or combination or
     consolidation of the outstanding shares of Common Stock
     (by reclassification or otherwise than by payment of a
     dividend in shares of Common Stock) into a greater or
     lesser number of shares of Common Stock, then in each
     such case the number of votes per share to which
     holders of shares of Series A Preferred Stock were
     entitled immediately prior to such event shall be
     adjusted by multiplying such number by a fraction, the
     numerator of which is the number of shares of Common
     Stock outstanding
                                  3                                         30
     immediately after such event and the
     denominator of which is the number of shares of Common
     Stock that were outstanding immediately prior to such event.

               (b)  Except as otherwise provided herein or
     by law, the holders of shares of Series A Preferred
     Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of shareholders of the Corporation.

               (c)  Except as set forth in Clause 6.810 of
     these Articles of Incorporation, or as required by law, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporation action.

          Clause 6.74.   Certain Restrictions.    Whenever
     dividends or distributions payable on the Series A
     Preferred Stock as provided in Clause 6.82 of these Articles of Incorporation are in arrears, thereafter and until all accrued and unpaid dividends and distributions on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

               (a)  declare or pay dividends, or make any
     other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred
     Stock;

               (b)  declare or pay dividends, or make any
     other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred
     Stock, except dividends paid ratably on the Series A
     Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

               (c)  redeem or purchase or otherwise acquire
     for consideration shares of any stock ranking junior
     (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred
     Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding
     up) to the Series A Preferred Stock; or

               (d)  redeem or purchase or otherwise acquire
     for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

     The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could under this Clause 6.84 purchase or otherwise acquire such shares at such time and in such a manner.

          Clause 6.75.   No Redemption. Except as provided
     in Clause 6.78 of these Articles of Incorporation, the shares of Series A Preferred Stock shall not be redeemable.

                                  4                                         31

          Clause 6.76.   Reacquired Shares.  Any shares of
     Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

          Clause 6.77.   Liquidation, Dissolution or Winding
     Up. Upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, no distribution or payment shall be made (a) to the holders of Common Stock or any other shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received an aggregate amount per share equal to $200 per share, plus an amount equal to the sum of (i) all accrued and unpaid dividends and distributions thereon to the date of such payment (the "Liquidation Payment Date") and
     (ii) such additional amounts, if any, as may be required to result in a hypothetical annualized internal rate of return of 27.5% on the sum of $200 during the period from and including February 1, 1993 to but excluding the Liquidation Payment Date, or (b) to the holders of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all other such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up.

          Clause 6.78.   Consolidation, Merger, Etc.   Prior
     to consummating any business combination transaction, including without limitation a consolidation or merger or the sale of all or substantially all of the Corporation's assets or those of its subsidiaries, the Corporation will redeem all shares of Series A Preferred Stock at a price per share equal to $200 per share, plus an amount equal to the sum of (i) all accrued and unpaid dividends and distributions thereon to the date of such redemption (the "Redemption Date") and (ii) such additional amounts, if any, as may be required to result in a hypothetical annualized internal rate of return of 27.5% on the sum of $200 from the period from and including February 1, 1993 to but excluding the Redemption Date.

          Clause 6.79.   Rank.     The Series A Preferred
     Stock shall rank prior to the Common Stock, both as to payment of dividends and as to distributions or payments upon voluntary or involuntary liquidation, dissolution or winding up of the Corporation.

          Clause 6.710.  Amendment.     These Articles of
     Incorporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least a majority of the outstanding shares of Series A Preferred Stock, voting separately as a class.

     Section 6.8.   Series B Preferred Stock.     The terms of
Series B Preferred Stock are as follows:

          Clause 6.81.   Designation and Amount.  The shares
     of such series shall be designated as the "Series B
     Preferred Stock" and the number of shares constituting such series shall be 50,000.

          Clause 6.82.   Dividends and Distributions.  (a)
     Simultaneously with the declaration of any dividend or
     distribution on the Common Stock, other than a dividend
     payable in shares of Common Stock or a subdivision of
     the outstanding shares of
                                  5                                         32

     Common Stock (by
     reclassification or otherwise), the Board of Directors shall declare a dividend or distribution on the Series B Preferred Stock in an amount per share (rounded to the nearest cent), subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate per share amount of cash dividends, and 100 times the aggregate per share amount (payable in kind of all non-cash dividends or other distributions, declared on the Common Stock. In the event the Corporation shall at any time on or after February 1, 1993 declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series B Preferred Stock were entitled immediately prior to such event under the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

               (b)  The Corporation shall pay any dividend
     or distribution declared on the Series B Preferred
     Stock as provided in Clause 6.92(a) of these Articles of Incorporation at least one business day before it pays the dividend or distribution simultaneously declared on the Common Stock.

               (c) If the Board of Directors fixes a record date for the determination of holders of shares of Common Stock entitled to receive payment of a dividend or distribution declared thereon, it shall simultaneously fix such date as the record date for the determination of holders of shares of Series B Preferred Stock entitled to receive payment of any related dividend or distribution declared thereon.

          Clause 6.82.   Voting Rights. The holders of
     shares of the Series B Preferred Stock shall have the following voting rights:

               (a)  Each share of Series B Preferred Stock
     shall entitle the holder thereof to one vote on all matters submitted to a vote of the shareholders of the Corporation.

               (b)  Except as otherwise provided herein or
     by law, the holders of shares of Series B Preferred
     Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of shareholders of the Corporation.

               (c)  Except as set forth in Clauses 6.98 and
     6.910 of these Articles of Incorporation, or as required by law, holders of Series B Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

          Clause 6.84.   Certain Restrictions.    Whenever
     dividends or distributions payable on the Series B
     Preferred Stock as provided in Clause 6.92 of these Articles of Incorporation are in arrears, thereafter and until all accrued and unpaid dividends and distributions on shares of Series B Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

               (a)  declare or pay dividends, or make any
     other distributions, on any shares of stock ranking
     junior (either as to dividends or upon liquidation,
     dissolution or winding up) to the Series B Preferred
     Stock;
                                  6                                         33

               (b)  declare or pay dividends, or make any
     other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series B Preferred
     Stock, except dividends paid ratably on the Series B
     Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

               (c)  redeem or purchase or otherwise acquire
     for consideration shares of any stock ranking junior
     (either as to dividends or upon liquidation, dissolution or winding up) to the Series B Preferred
     Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding
     up) to the Series B Preferred Stock; or

               (d)  redeem or purchase or otherwise acquire
     for consideration any shares of Series B Preferred Stock, or any shares of stock ranking on a parity with the Series B Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

     The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could under this Clause 6.84 purchase or otherwise acquire such shares at such time and in such a manner.

          Clause 6.85.   No Redemption. Except as provided
     in Clause 6.88 of these Articles of Incorporation, the shares of Series B Preferred Stock shall not be redeemable.

          Clause 6.86.   Reacquired Shares.  Any shares of
     Series B Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

          Clause 6.87.   Liquidation, Dissolution or Winding
     Up. Upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, no distribution or payment shall be made (a) to the holders of Common Stock or any other shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series B Preferred Stock unless, prior thereto, the holders of shares of Series B Preferred Stock shall have received an aggregate amount per share equal to $200 per share, plus an amount equal to the sum of (i) all accrued and unpaid dividends and distributions thereon to the date of such payment (the "Liquidation Payment Date") and
     (ii) such additional amounts, if any, as may be required to result in a hypothetical annualized internal rate of return of 27.5% on the sum of $200 during the period from and including February 1, 1993 to but excluding the Liquidation Payment Date, or (b) to the holders of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series B Preferred Stock, except distributions made ratably on the Series B Preferred Stock and all other such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up.

                                  7                                         34

          Clause 6.88.   Consolidation, Merger, Etc.   Prior
     to consummating any business combination transaction, including without limitation a consolidation or merger or the sale of all or substantially all of the corporation's assets or those of its subsidiaries, the Corporation shall redeem all shares of Series B Preferred Stock at a price per share equal to $200 per share, plus an amount equal to the sum of (i) all accrued and unpaid dividends and distributions thereon to the date of such redemption (the "Redemption Date") and (ii) such additional amounts, if any, as may be required to result in a hypothetical annualized internal rate of return of 27.5% on the sum of $200 from the period from and including February 1, 1993 to but excluding the Redemption Date; provided, however, that the holders of shares of Series B Preferred Stock shall have the election in connection with any such business combination transaction, exercisable by the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series B Preferred Stock, voting separately as a class, to render the foregoing provisions of this Clause 6.88 inapplicable to such business combination transaction.

          Clause 6.89.   Rank.     The Series B Preferred
     Stock shall rank prior to the Common Stock, both as to payment of dividends and as to distributions or payments upon voluntary or involuntary liquidation, dissolution or winding up of the Corporation.

          Clause 6.810.  Amendment.     These Articles of
     Incorporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series B Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least a majority of the outstanding shares of Series B Preferred Stock, voting separately as a class.

                            ARTICLE 7
           VOTING RIGHTS OF SHARES OF THE CORPORATION
           ------------------------------------------

     Section 7.1. Preferred Stock. The holders of shares of Preferred Stock have the right, voting separately by class or by series, to cast one vote for each duly authorized, issued and outstanding share of Preferred Stock held by them upon each question or matter in respect of which, under the Law, such holders are entitled to vote by class or by series. The holders also have the right, voting in common with the holders of shares of Common Stock and not separately by class or by series, to cast one vote for each duly authorized, issued and outstanding share of Preferred Stock held by them upon each question or matter submitted generally to the holders of shares of the Corporation in respect of which, under the Law, voting by class or by series is not required.

     Section 7.2. Common Stock. The holders of shares of Common Stock have the right, voting separately by class, to cast one vote for each duly authorized, issued and outstanding share of Common Stock held by them upon each question or matter in respect of which, under the Law, such holders are entitled to vote by class. Such holders also have the right, voting in common with the holders of shares of Preferred Stock and not separately by class, to cast one vote for each duly authorized, issued and outstanding share of Common Stock held by them upon each question or matter submitted generally to the holders of shares of the Corporation in respect of which, under the Law, voting by class or by series is not required.

                            ARTICLE 8
                            DIRECTORS
                            ---------

     Section 8.1.   Number.  The number of Directors of the
Corporation shall be as specified from time to time by the Code of By-Laws of the Corporation, but shall not be less than three
(3).  If and whenever the Code of By-Laws of the Corporation does not contain a provision specifying the number of Directors, the number shall be nine (9).  The terms of the Directors deemed elected as of the effective date of the Corporation's Third
Amended and Restated Joint Plan of Reorganization, dated as of
January 17, 1992, as modified (the "Effective Date"), as well as the terms of any Directors filling
                                  8                                         35
vacancies in the Board of
Directors existing as of the Effective Date, shall expire at the 1994 annual meeting of Shareholders. The terms of any other
Directors shall expire at the next annual meeting of Shareholders following their election. Directors need not be Shareholders of the Corporation.

     Section 8.2. Vacancies. Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created Directorships resulting from any increase in the authorized number of Directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled by a majority vote of the Directors then in office, and, except as otherwise provided in Section 8.1 of these Articles of Incorporation, Directors so chosen shall hold office for a term expiring at the next annual meeting of Shareholders.

     Section 8.3. Removal. Subject to the rights of the holders of any series of Preferred Stock then outstanding, any Director, or the entire Board of Directors, may be removed from office at any time (1) with or without cause, by the affirmative vote of the holders of at least a majority of the voting power of all of the shares of the Corporation entitled to vote generally in the election of Directors, voting together as a single class, or (2) only with cause, by the affirmative vote of at least a majority of the other Directors; provided, however, that, through March 31, 1995, removal of a Director elected for an initial term of office longer than one (1) year shall require the affirmative vote of the holders of at least 75% of the voting power of all of the shares of the Corporation entitled to vote generally in the election of Directors, voting together as a single class.

     Section 8.4. Amendment, Repeal. Notwithstanding anything contained in these Articles of Incorporation or the Code of By-Laws of the Corporation to the contrary (and notwithstanding the fact that a lesser percentage may be specified by law, in these Articles of Incorporation or in the Code of By-Laws of the Corporation), the affirmative vote of the holders of (1) through March 31, 1995, at least 75%, and (2) thereafter, at least a majority, of the voting power of all of the shares of the Corporation entitled to vote generally in the election of Directors, voting together as a single class, shall be required to alter, amend or repeal this Article 8.

                            ARTICLE 9
        GENERAL PROVISIONS FOR REGULATION OF THE BUSINESS
          AND CONDUCT OF THE AFFAIRS OF THE CORPORATION
        -------------------------------------------------

     Section 9.1.   Indemnification and Related Matters.  Each
person who is or was or had agreed to become a Director or
officer of the Corporation, and each such person who is or was serving or who had agreed to serve at the request of the Board or an officer of the Corporation as an employee or agent of the
Corporation or as a Director, officer, employee or agent of
another corporation, partnership, joint venture, trust or other entity, whether for profit or not for profit (including the
heirs, executors, administrators or estate of such person), will be indemnified by the Corporation to the full extent permitted by the Law or any other applicable law as currently or hereafter in effect and will be entitled to advancement of expenses in
connection therewith.  The right of indemnification and of
advancement of expenses provided in this Section 9.1 (1) will not be exclusive of any other rights to which any person seeking indemnification or advancement of expenses may otherwise be
entitled, including without limitation pursuant to any contract approved by a majority of the entire Board of Directors (whether or not the Directors approving such contract are or are to be parties to such contract or similar contracts), and (2) will be applicable to matters otherwise within its scope whether or not such matters arose or arise before or after the adoption of this
Section 9.1.  Without limiting the generality or the effect of the foregoing, the Corporation may adopt By-Laws, or enter into one or more agreements with any person, which provide for
indemnification and/or advancement of expenses greater or
different than that provided in this Section 9.1 or the Law.
Notwithstanding anything to the contrary contained in this
Section 9.1, in the event that the Corporation enters into an agreement with a person providing for indemnification and/or advancement of expenses, in respect of the retention of counsel or any other person or entity to represent, or assist in the representation of, such person, the provisions of such agreement will exclusively govern the Corporation's obligations in respect of indemnification for or advancement of fees or disbursements of counsel or any other person engaged in connection with the
matter.  Any amendment or repeal of, or adoption of any provision inconsistent with, this Section 9.1 will
                                  9                                         36
not adversely affect any
right or protection existing hereunder, or arising out of facts occurring, prior to such amendment, repeal or adoption and no such amendment, repeal or adoption will affect the legality, validity or enforceability of any contract entered into or right granted prior to the effective date of such amendment, repeal or adoption.

     Section 9.2. Place of Shareholders' Meetings. Meetings of the holders of the issued and outstanding shares of Preferred Stock and Common Stock may be held at such places, within or without the State of Indiana, as the Board of Directors may, from time to time, establish by appropriate provisions in the Code of By-Laws of the Corporation or by resolution.

     Section 9.3. Control Share Acquisitions. Chapter 42 of the Law shall not apply to control share acquisitions of shares of the Corporation.

     Section 9.4. Business Combinations. The Corporation shall not be governed by Chapter 43 of the Law.

                           ARTICLE 10
                         PROVISIONS FOR
                  CERTAIN BUSINESS COMBINATIONS
                  -----------------------------

     Section 10.1.  Vote Required.

          Clause 10.11.  Higher Vote for Certain Business
     Combinations. In addition to any affirmative vote required by law or these Articles of Incorporation which cannot be waived, and except as otherwise expressly provided in Section 10.2 of this Article 10:

               (a)  Any merger or consolidation of the
     Corporation or any Subsidiary (as hereinafter defined) with (1) any Interested Shareholder (as hereinafter defined), or (2) any other corporation (whether or not itself an Interested Shareholder) which is, or after such merger or consolidation would be, an Affiliate (as hereinafter defined) of an Interested Shareholder; or

               (b)  Any sale, lease, exchange, mortgage,
     pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Shareholder or any Affiliate of any Interested Shareholder of any assets of the Corporation or any Subsidiary having an aggregate Fair Market Value (as hereinafter defined) of $1,000,000 or more; or

               (c)  The issuance or transfer by the
     Corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the Corporation or any Subsidiary to any Interested
     Shareholder or any Affiliate of any Interested
     Shareholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate
     Fair Market Value of $1,000,000 or more; or

               (d) The adoption of any plan or proposal for the liquidation, dissolution or winding up of the Corporation or any Subsidiary proposed by or on behalf of any Interested Shareholder or any Affiliate of any Interested Shareholder; or

               (e)  Any reclassification of securities
     (including any reverse stock split) or recapitalization
     of the Corporation, or any merger or consolidation of
     the Corporation with any Subsidiary, or any other
     transaction (whether or not with or into or otherwise
     involving an Interested Shareholder) which has the
     effect, directly or indirectly, of increasing the
     proportion of the outstanding shares of any class of
     equity or convertible securities of the Corporation or
     any Subsidiary which is directly or indirectly owned by
     any Interested Shareholder or any Affiliate of any
     Interested Shareholder; shall require affirmative vote
     of the holders of at least 66-2/3% of the voting power
     of all of
                                  10                                        37
     the shares of the Corporation entitled to vote generally in the election of Directors (the
     "Voting Stock"), voting together as a single class (it being understood that, for purposes of this Article 10, each share of the Voting Stock shall have the number of votes granted to it pursuant to Article 7 of these Articles of Incorporation), that have voted, but in any event not less than the affirmative vote of the holders of at least a majority of the voting power of all of the shares of the Corporation entitled to vote generally in the election of Directors, voting together as a single class. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a greater or lesser percentage may be specified, by law or in any agreement with any national securities exchange or otherwise.

          Clause 10.12.  Definition of "Business
     Combination." The term "Business Combination," as used in this Article 10, shall mean any transaction which is referred to in any one or more of paragraphs (a) through (e) of Clause 10.11 of this Section 10.1, and which is contractually agreed to or consummated not later than March 31, 1994.

     Section 10.2. When Higher Vote is Not Required. The provisions of Section 10.1 of this Article 10 shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as is required by law and any other provision of these Articles of Incorporation, if all of the conditions specified in either of the following Clauses 10.21 and 10.22 are met:

          Clause 10.21.  Approval by Continuing Directors.
     The Business Combination shall have been approved by a majority of the Continuing Directors (as hereinafter defined).

          Clause 10.22.  Price and Procedure Requirements.
     All of the following conditions shall have been met:

               (a) The aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of shares of Common Stock in such Business Combination shall be at least equal to the highest of the following:

                    (1)  The highest per share price
          (including any brokerage commissions,
          transfer taxes and soliciting dealers' fees) paid by the Interested Shareholder for any shares of Common Stock acquired by it (A) within the two-year period immediately prior to the first public announcement of the proposal of the Business Combination (the
          "Announcement Date"), or (B) in the
          transaction in which it became an Interested
          Shareholder, whichever is higher;

                    (2)  The Fair Market Value per
          share of Common Stock on the Announcement
          Date or on the date on which the Interested
          Shareholder became an Interested Shareholder
          (such latter date being referred to in this Article 10 as the "Determination Date"), whichever is higher; and

                    (3)  The price per share equal to
          the Fair Market Value per share of Common
          Stock determined pursuant to subparagraph
          (a)(2) above, multiplied by the ratio of (A)
          the highest per share price (including
          brokerage commissions, transfer taxes and
          soliciting dealers' fees) paid by the
          Interested Shareholder for any shares of
          Common Stock acquired by it within the two-
          year period immediately prior to the
          Announcement Date, to (B) the Fair Market
          Value per share of Common Stock on the first
          day in such two-year
                                  11                                        38
          period upon which the
          Interested Shareholder acquired any shares of Common Stock.

               (b) The aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of shares of any other class of outstanding Voting Stock shall be at least equal to the highest of the following [it being intended that the requirements of this paragraph (b) shall be required to be met with respect to every class of outstanding Voting Stock whether or not the Interested Shareholder has previously acquired any share of a particular class of Voting Stock]:

                    (1)  The highest per share price
          (including any brokerage commissions,
          transfer taxes and soliciting dealers' fees) paid by the Interested Shareholder for any shares of such class of Voting Stock acquired by it (A) within the two-year period immediately prior to the Announcement Date, or (B) in the transaction in which it became an Interested Shareholder, whichever is higher;

                    (2)  The highest preferential
          amount per share to which the holders of shares of such class of Voting Stock are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

                    (3)  The Fair Market Value per
          share of such class of Voting Stock on the Announcement Date or on the Determination
          Date, whichever is higher; and

                    (4)  The price per share equal to
          the Fair Market Value per share of such class of Voting Stock determined pursuant to subparagraph (b)(3) above, multiplied by the ratio of (A) the highest per share price
          (including any brokerage commissions,
          transfer taxes and soliciting dealers' fees) paid by the Interested Shareholder for any shares of such class of Voting Stock acquired by it within the two-year period immediately prior to the Announcement Date, to (B) the Fair Market Value per share of such class of Voting Stock on the first day in such two-year period upon which the Interested
          Shareholder acquired any shares of such class of Voting Stock.

               (c)  The consideration to be received by
     holders of a particular class of outstanding Voting Stock (including Common Stock) shall be in cash or in the same form as the Interested Shareholder has previously paid for shares of such class of Voting Stock. If the Interested Shareholder has paid for shares of any class of Voting Stock with a varying form of consideration, the form of consideration for such class of Voting Stock shall be either cash or the form used to acquire the largest number of shares of such class of Voting Stock previously acquired by the Interested Shareholder.

               (d)  A proxy or information statement
     describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to shareholders of the Corporation at least thirty (30) days prior to the consummation of the Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions).

     Section 10.3.  Certain Definitions.  For the purposes of
this Article 10:
                                  12                                        39

          Clause 10.31. A "person" shall include any individual, firm, corporation or other entity. When two or more persons act as a partnership, limited partnership, syndicate or other group for the purpose of acquiring Voting Stock, such partnership, syndicate or group shall be deemed a "person."

          Clause 10.32. "Interested Shareholder" shall mean any person (other than the Corporation or any Subsidiary) which:

               (a)  Is the beneficial owner, directly or
     indirectly, of more than 10% of the voting power of the outstanding Voting Stock; or

               (b)  Is an Affiliate of the Corporation and
     at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding Voting Stock; or

               (c)  Is an assignee of or has otherwise
     succeeded to any share of Voting Stock which was at any time within the two-year period immediately prior to the date in question beneficially owned, directly or indirectly, by any Interested Shareholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933, as amended.

          Clause 10.33. A person shall be a "beneficial owner" of any Voting Stock:

               (a)  Which such person or any of its
     Affiliates or Associates (as hereinafter defined) beneficially owns, directly or indirectly; or

               (b)  Which such person or any of its
     Affiliates or Associates has (1) the right to acquire
     (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (2) the right to vote pursuant to any agreement, arrangement or understanding; or

               (c) Which is beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.

          Clause 10.34. For the purpose of determining whether a person is an Interested Shareholder pursuant to Clause 10.32 of this Section 10.3, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned through application of Clause 10.33 of this Section 10.3 but shall not include any other shares of Voting Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise.

          Clause 10.35. "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended, as in effect on March 31, 1992.

          Clause 10.36. "Subsidiary" means any corporation of which a majority of any class of equity security is owned, directly or indirectly, by the Corporation;
     provided, however, that for the purposes of the definition of an Interested Shareholder set forth in Clause 10.32 of Section 10.3, the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the Corporation.

                                  13                                        40

          Clause 10.37. "Continuing Director" means, with respect to any Interested Shareholder, a member of the Board of Directors of the Corporation (the "Board") who is not, and within the past 12 months has not been, individually or as a member or employee of a firm or other entity, employed, retained or engaged by, an officer or director of, or an owner of more than 10% of the capital stock of, such Interested Shareholder or any Affiliate of such Interested Shareholder.

          Clause 10.38.  "Fair Market Value" means:

               (a)  In the case of stock, the highest
     closing sale price during the thirty (30) day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange-Listed Stock, or if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or if such stock is not listed on such Exchange, on the principal United Sates securities exchange registered under the Securities Exchange Act of 1934, as amended, on which such stock is listed, or if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the thirty (30) day period preceding the date in question on the National Association of Securities Dealers, Inc., Automated Quotations System or any system then in use, or if such stock is not quoted on any such system, the fair market value of such stock on the date in question as determined by a majority of Continuing Directors then on the Board in good faith; and

               (b)  In the case of property other than cash
     or stock, the fair market value of such property on the date in question as determined by a majority of Continuing Directors then on the Board in good faith.

          Clause 10.39.  In the event of any Business
     Combination in which the Corporation survives, the phrase "consideration other than cash to be received," as used in paragraphs (a) and (b) of Clause 10.22 of
     Section 10.2 of this Article 10, shall include the shares of Common Stock and/or the shares of any other class of outstanding Voting Stock held by the holders of such shares.

     Section 10.4.  Powers of the Board of Directors.   A
majority of the Continuing Directors then on the Board shall have the power and duty to determine for the purposes of this Article 10, on the basis of information known to them after reasonable inquiry, (1) whether a person is an Interested Shareholder, (2) the number of shares of Voting Stock beneficially owned by a person, (3) whether a person is an Affiliate or Associate of another, and (4) whether the assets which are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination has, an aggregate Fair Market Value of $1,000,000 or more.

     Section 10.5.  No Effect on Fiduciary Obligations of
Interested Shareholders. Nothing contained in this Article 10 shall be construed to relieve any Interested Shareholder from any fiduciary obligation imposed by law.

     Section 10.6. Amendment, Repeal, etc. Notwithstanding anything contained in these Articles of Incorporation or the Code of By-Laws of the Corporation (and notwithstanding the fact that a greater or lesser percentage may be specified by law, in these Articles of Incorporation or in the Code of By-Laws of the Corporation), the affirmative vote of at least 66-2/3% of the voting power of all of the shares of the Corporation entitled to vote generally in the election of Directors, voting together as a single class, that have voted, but in any event not less than the affirmative vote of at least a majority of the voting power of all of the shares of the Corporation entitled to vote generally in the election of Directors, voting together as a single class, shall be required to alter, amend or repeal this Article 10.

                                  14                                        41

                           EXHIBIT 5



                Opinion of John H. Sharpe, Esq.

                       FORUM GROUP, INC.
               8900 Keystone Crossing, Suite 200
               Indianapolis, Indiana  46240-0498






                        November 7, 1994

Forum Group, Inc.
8900 Keystone Crossing, Suite 200
Indianapolis, Indiana  46240-0498

          Re:  Forum Group, Inc. Equity Incentive Plan

Dear Ladies and Gentlemen:

     I have acted as counsel for Forum Group, Inc., an Indiana corporation (the "Company"), in connection with the proposed issuance and sale of up to 2,250,000 shares of Common Stock, without par value, of the Company (the "Shares") pursuant to the Forum Group, Inc. Equity Incentive Plan (the "Plan") to be registered under the Securities Act of 1933, as amended, pursuant to a Registration Statement on Form S-8 to be filed by the Company with the Securities and Exchange Commission (the "Registration Statement").

     I have examined the Plan and such other documents, records, and matters of law, and made or performed such additional inquiries, investigations, and examinations, as I have deemed necessary for purposes of this opinion. Based upon the foregoing, I am of the opinion that the Shares that may be issued and sold pursuant to the Plan and authorized forms of agreements evidencing grants or awards of stock options, stock appreciation rights, restricted or deferred stock, performance stock and performance units will, when issued and sold in accordance with the Plan and such forms of agreements, be duly authorized, validly issued, fully paid, and nonassessable.

     I hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement.

                                Very truly yours,

                                /s/ John H. Sharpe

                                John H. Sharpe, Esq.

                          EXHIBIT 23.1



                Consent of KPMG Peat Marwick LLP

The Board of Directors
Forum Group, Inc.:

We consent to incorporation by reference in the registration statement on Form S-8 of Forum Group, Inc. of our report dated May 13, 1994, with respect to the consolidated balance sheets of Forum Group, Inc. and subsidiaries as of March 31, 1994, and 1993, and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the years in the three-year period ended March 31, 1994, and all related schedules, which report appears in the March 31, 1994, annual report on Form 10-K of Forum Group, Inc.


/s/KPMG Peat Marwick LLP

KPMG Peat Marwick LLP
Indianapolis, Indiana
November 7, 1994

                           EXHIBIT 24



                       Powers of Attorney

                       POWER OF ATTORNEY



         I hereby constitute and appoint John H. Sharpe, Robert
A. Whitman, Paul A. Shively, Brian C. Swinton, Robert A. Profusek, Troy B. Lewis, and each of them as my true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, to sign for me, in my name in my capacity as a director and/or officer of Forum Group, Inc. (the "Company"), one or more Registration Statements on Form S-8 (or any other appropriate form) relating to the registration under the Securities Act of 1933, as amended, of shares of Common Stock of the Company issuable to participants in the Forum Group, Inc. Equity Incentive Plan pursuant to the terms thereof and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that the said attorneys-in-fact and agents, or their substitutes or resubstitutes, or any of them, shall do or cause to be done by virtue hereof.



                                   /s/ Mark L. Pacala
                                   -------------------
                                   Mark L. Pacala


Dated:  November 2, 1994

                       POWER OF ATTORNEY



         I hereby constitute and appoint John H. Sharpe, Robert
A. Whitman, Paul A. Shively, Brian C. Swinton, Robert A. Profusek, Troy B. Lewis, and each of them as my true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, to sign for me, in my name in my capacity as a director and/or officer of Forum Group, Inc. (the "Company"), one or more Registration Statements on Form S-8 (or any other appropriate form) relating to the registration under the Securities Act of 1933, as amended, of shares of Common Stock of the Company issuable to participants in the Forum Group, Inc. Equity Incentive Plan pursuant to the terms thereof and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that the said attorneys-in-fact and agents, or their substitutes or resubstitutes, or any of them, shall do or cause to be done by virtue hereof.



                                   /s/ Peter P. Copses
                                   -------------------
                                   Peter P. Copses


Dated:  October 18, 1994

                       POWER OF ATTORNEY



         I hereby constitute and appoint John H. Sharpe, Robert
A. Whitman, Paul A. Shively, Brian C. Swinton, Robert A. Profusek, Troy B. Lewis, and each of them as my true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, to sign for me, in my name in my capacity as a director and/or officer of Forum Group, Inc. (the "Company"), one or more Registration Statements on Form S-8 (or any other appropriate form) relating to the registration under the Securities Act of 1933, as amended, of shares of Common Stock of the Company issuable to participants in the Forum Group, Inc. Equity Incentive Plan pursuant to the terms thereof and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that the said attorneys-in-fact and agents, or their substitutes or resubstitutes, or any of them, shall do or cause to be done by virtue hereof.



                                   /s/ Daniel A. Decker
                                   --------------------
                                   Daniel A. Decker


Dated:  October 17, 1994

                       POWER OF ATTORNEY



         I hereby constitute and appoint John H. Sharpe, Robert
A. Whitman, Paul A. Shively, Brian C. Swinton, Robert A. Profusek, Troy B. Lewis, and each of them as my true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, to sign for me, in my name in my capacity as a director and/or officer of Forum Group, Inc. (the "Company"), one or more Registration Statements on Form S-8 (or any other appropriate form) relating to the registration under the Securities Act of 1933, as amended, of shares of Common Stock of the Company issuable to participants in the Forum Group, Inc. Equity Incentive Plan pursuant to the terms thereof and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that the said attorneys-in-fact and agents, or their substitutes or resubstitutes, or any of them, shall do or cause to be done by virtue hereof.



                                   /s/ James A. Eden
                                   -------------------
                                   James A. Eden


Dated:  October 18, 1994

                       POWER OF ATTORNEY



         I hereby constitute and appoint John H. Sharpe, Robert
A. Whitman, Paul A. Shively, Brian C. Swinton, Robert A. Profusek, Troy B. Lewis, and each of them as my true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, to sign for me, in my name in my capacity as a director and/or officer of Forum Group, Inc. (the "Company"), one or more Registration Statements on Form S-8 (or any other appropriate form) relating to the registration under the Securities Act of 1933, as amended, of shares of Common Stock of the Company issuable to participants in the Forum Group, Inc. Equity Incentive Plan pursuant to the terms thereof and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that the said attorneys-in-fact and agents, or their substitutes or resubstitutes, or any of them, shall do or cause to be done by virtue hereof.



                                   /s/ Asher O. Pacholder
                                   ----------------------
                                   Asher O. Pacholder


Dated:  October 18, 1994

                       POWER OF ATTORNEY



         I hereby constitute and appoint John H. Sharpe, Robert
A. Whitman, Paul A. Shively, Brian C. Swinton, Robert A. Profusek, Troy B. Lewis, and each of them as my true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, to sign for me, in my name in my capacity as a director and/or officer of Forum Group, Inc. (the "Company"), one or more Registration Statements on Form S-8 (or any other appropriate form) relating to the registration under the Securities Act of 1933, as amended, of shares of Common Stock of the Company issuable to participants in the Forum Group, Inc. Equity Incentive Plan pursuant to the terms thereof and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that the said attorneys-in-fact and agents, or their substitutes or resubstitutes, or any of them, shall do or cause to be done by virtue hereof.



                                   /s/ William G. Petty, Jr.
                                   -------------------------
                                   William G. Petty, Jr.


Dated:  October 18, 1994

                       POWER OF ATTORNEY



         I hereby constitute and appoint John H. Sharpe, Robert
A. Whitman, Paul A. Shively, Brian C. Swinton, Robert A. Profusek, Troy B. Lewis, and each of them as my true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, to sign for me, in my name in my capacity as a director and/or officer of Forum Group, Inc. (the "Company"), one or more Registration Statements on Form S-8 (or any other appropriate form) relating to the registration under the Securities Act of 1933, as amended, of shares of Common Stock of the Company issuable to participants in the Forum Group, Inc. Equity Incentive Plan pursuant to the terms thereof and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that the said attorneys-in-fact and agents, or their substitutes or resubstitutes, or any of them, shall do or cause to be done by virtue hereof.



                                   /s/ Antony P. Ressler
                                   ---------------------
                                   Antony P. Ressler


Dated:  October 18, 1994

                       POWER OF ATTORNEY



         I hereby constitute and appoint John H. Sharpe, Robert
A. Whitman, Paul A. Shively, Brian C. Swinton, Robert A. Profusek, Troy B. Lewis, and each of them as my true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, to sign for me, in my name in my capacity as a director and/or officer of Forum Group, Inc. (the "Company"), one or more Registration Statements on Form S-8 (or any other appropriate form) relating to the registration under the Securities Act of 1933, as amended, of shares of Common Stock of the Company issuable to participants in the Forum Group, Inc. Equity Incentive Plan pursuant to the terms thereof and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that the said attorneys-in-fact and agents, or their substitutes or resubstitutes, or any of them, shall do or cause to be done by virtue hereof.



                                   /s/ Paul A. Shively
                                   -------------------
                                   Paul A. Shively


Dated:  October 18, 1994

                       POWER OF ATTORNEY



         I hereby constitute and appoint John H. Sharpe, Robert
A. Whitman, Paul A. Shively, Brian C. Swinton, Robert A. Profusek, Troy B. Lewis, and each of them as my true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, to sign for me, in my name in my capacity as a director and/or officer of Forum Group, Inc. (the "Company"), one or more Registration Statements on Form S-8 (or any other appropriate form) relating to the registration under the Securities Act of 1933, as amended, of shares of Common Stock of the Company issuable to participants in the Forum Group, Inc. Equity Incentive Plan pursuant to the terms thereof and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that the said attorneys-in-fact and agents, or their substitutes or resubstitutes, or any of them, shall do or cause to be done by virtue hereof.



                                   /s/ D. Ellen Shuman
                                   -------------------
                                   D. Ellen Shuman


Dated:  October 18, 1994

                       POWER OF ATTORNEY



         I hereby constitute and appoint John H. Sharpe, Robert
A. Whitman, Paul A. Shively, Brian C. Swinton, Robert A. Profusek, Troy B. Lewis, and each of them as my true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, to sign for me, in my name in my capacity as a director and/or officer of Forum Group, Inc. (the "Company"), one or more Registration Statements on Form S-8 (or any other appropriate form) relating to the registration under the Securities Act of 1933, as amended, of shares of Common Stock of the Company issuable to participants in the Forum Group, Inc. Equity Incentive Plan pursuant to the terms thereof and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that the said attorneys-in-fact and agents, or their substitutes or resubstitutes, or any of them, shall do or cause to be done by virtue hereof.



                                   /s/ Eric P. Siegel
                                   -------------------
                                   Eric P. Siegel


Dated:  October 18, 1994

                       POWER OF ATTORNEY



         I hereby constitute and appoint John H. Sharpe, Robert
A. Whitman, Paul A. Shively, Brian C. Swinton, Robert A. Profusek, Troy B. Lewis, and each of them as my true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, to sign for me, in my name in my capacity as a director and/or officer of Forum Group, Inc. (the "Company"), one or more Registration Statements on Form S-8 (or any other appropriate form) relating to the registration under the Securities Act of 1933, as amended, of shares of Common Stock of the Company issuable to participants in the Forum Group, Inc. Equity Incentive Plan pursuant to the terms thereof and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that the said attorneys-in-fact and agents, or their substitutes or resubstitutes, or any of them, shall do or cause to be done by virtue hereof.



                                   /s/ Merlin C. Spencer
                                   ---------------------
                                   Merlin C. Spencer


Dated:  October 18, 1994

                       POWER OF ATTORNEY



         I hereby constitute and appoint John H. Sharpe, Paul A. Shively, Brian C. Swinton, Robert A. Profusek, Troy B. Lewis, and each of them as my true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, to sign for me, in my name in my capacity as a director and/or officer of Forum Group, Inc. (the "Company"), one or more Registration Statements on Form S-8 (or any other appropriate form) relating to the registration under the Securities Act of 1933, as amended, of shares of Common Stock of the Company issuable to participants in the Forum Group, Inc. Equity Incentive Plan pursuant to the terms thereof and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that the said attorneys-in-fact and agents, or their substitutes or resubstitutes, or any of them, shall do or cause to be done by virtue hereof.



                                   /s/ Robert A. Whitman
                                   ---------------------
                                   Robert A. Whitman


Dated:  October 17, 1994

                       POWER OF ATTORNEY



         I hereby constitute and appoint John H. Sharpe, Robert
A. Whitman, Paul A. Shively, Brian C. Swinton, Robert A. Profusek, Troy B. Lewis, and each of them as my true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, to sign for me, in my name in my capacity as a director and/or officer of Forum Group, Inc. (the "Company"), one or more Registration Statements on Form S-8 (or any other appropriate form) relating to the registration under the Securities Act of 1933, as amended, of shares of Common Stock of the Company issuable to participants in the Forum Group, Inc. Equity Incentive Plan pursuant to the terms thereof and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that the said attorneys-in-fact and agents, or their substitutes or resubstitutes, or any of them, shall do or cause to be done by virtue hereof.



                                   /s/ George D. Woodard
                                  ----------------------
                                  George D. Woodard


Dated:  October 18, 1994